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                                                                    EXHIBIT 12.2

FNT RATIO OF EARNINGS TO FIXED CHARGES

                                                     SIX MONTHS ENDED
                                                      JUNE 30, 2005                            YEAR ENDED DECEMBER 31,
                                                  --------------------    ---------------------------------------------------------
                                                                            2004         2003         2002        2001       2000
                                                                            ----         ----         ----        ----       ----
EARNINGS:
    Earnings                                            $390,826          $882,927    $1,091,920   $769,364    $513,627    $225,182
    Fixed charges                                         39,674            88,395        80,950     72,032      73,155      62,094
                                                        --------          --------    ----------   --------    --------    --------
                                                        $430,500          $971,322    $1,172,870   $841,396    $586,782    $287,276
                                                        ========          ========    ==========   ========    ========    ========
FIXED CHARGES:
    Interest expense and amortization of                $    724          $  3,885    $    4,582   $  8,586    $ 15,695    $ 15,460
         debt discount and devt issuance costs
    Interest component of rent expense                    38,950            84,510        76,368     63,446      57,460      46,634
                                                        --------          --------    ----------   --------    --------    --------
                                                        $ 39,674          $ 88,395    $   80,950   $ 72,032    $ 73,155    $ 62,094
                                                        ========          ========    ==========   ========    ========    ========
    Ratio of earnings to Fixed charges                      10.9              11.0          14.5       11.7         8.0         4.6
                                                        ========          ========    ==========   ========    ========    ========